Exhibit 99.2

NASDAQ: FCTR Second Quarter Conference Call Tuesday, July 13, 2004

Forward Looking Statements 2 This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

3 Second Quarter Summary

4 Second Quarter Summary ....as provided in the April 13, 2004 Conference Call Guidance Stable interest rates Improving economic environment Security gains of $250,000 No loss/income from equity method investments, trading activities, or property gains Actual Results Stable interest rates Improving economic environment Security gains of $494,000 $81,000 net losses from equity method investments and trading activities

5 Second Quarter Summary ....as provided in the April 13, 2004 Conference Call Guidance Balance Sheet Loans and loans held for sale growth 4% Investment securities flat Deposit growth 4% Other borrowings flat Actual Results Balance Sheet Loans and loans held for sale growth 3% Investment securities decreased 1% Deposit growth 3% Other borrowings increased 2%

6 Second Quarter Summary ....as provided in the April 13, 2004 Conference Call Guidance Income Statement Net interest income growth 4% Noninterest income flat Noninterest expense flat Net income of $0.30- $0.34 per share Actual Results Income Statement Net interest income declined 1% Noninterest income growth 2% Noninterest expense declined 2% Net income of $0.34 per share

Loans and Loans Held for Sale 7

Loan Portfolio Detail 8 Commercial Loans 56% of Total Loans Retail Loans 44% of Total Loans 98% Secured $199M Average Loan Size 99% Secured $21M Average Loan Size Total Loans $2.32 billion Commercial Mortgage 33% Commercial 9% Construction 14% Consumer 12% Home Equity 19% Residential Mortgage 13%

Credit Quality Ratios 9 Second Quarter 2004 First Quarter 2004 Past Dues 0.47% 0.64% Non-performing Loans 0.53% 0.52% Non-performing Assets 0.79% 0.79% Net Charge-Offs 0.29% 0.41% Allowance for Loan Losses 1.11% 1.13%

Deposits 10 Total Deposits Increased $87.3 million or 3.5% Transactional accounts increased $69.5 million Time deposits increased $17.8 million Deposit mix changed from:

11 Our Community Banking Strategy Is Working!

How Our Community Banking 12 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

How Our Community Banking 13 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

Exceptional Service 14 Overall, how satisfied were you with the service that you received the last time you visited First Charter Bank? QUARTERLY CUSTOMER SURVEY Final Question: Very Satisfied Satisfied Somewhat Satisfied Dissatisfied Very Dissatisfied 83%

....Consistently Delivering "Expect More" Service Exceptional Service 3Q/01 4Q/01 1Q/02 2Q/02 3Q/02 4Q/02 1Q/03 2Q/03 3Q/03 4Q/03 1Q/04 2Q/04 70 72 74 75 79 83 80 80 82 81 80 83 *Quarterly independent survey of approximately 1,600 customers. 15 Industry Average Satisfied 54% *Percent of Very Satisfied Customers

How Our Community Banking 16 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

Acquiring Customers 17 CHecking Account Marketing Program (CHAMP)

16332 19068 40995 19779 ....CHAMP Results as of June 30, 2004 2004 Goal: 40,000 New Checking Accounts Acquiring Customers 2002 2003 18 Net-Revenue Per Account $194 2001 2004 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9

85565 99544 ....*Core Household Growth Acquiring Customers 19 06/30/03 06/30/04 *Core Household includes a Checking Account. 16% Increase

Acquiring Customers 20 Strong Service Culture = Multiple Product Sales 06/30/04 Products Sold 25,870 9,778 2.6 Cross-Sell Ratio 06/30/04 New Core Retail HHs

CORNELIUS 21 Acquiring Customers: New Facilities

WATERSIDE CROSSING 22 Acquiring Customers: New Facilities

23 Acquiring Customers: New Facilities Cabarrus County Flagship Branch Retail Commercial Mortgage Brokerage Insurance Financial Management

How Our Community Banking 24 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

....Customer Retention Ratio Retaining Customers 25 0.77 0.85 Banking Industry Average 06/30/04

Value of Improved Customer Retention Retained 6,800 more accounts annually than industry average $194 average annual net revenue per account Value of retained accounts is $1.3 million annually 26

27 Earnings Guidance

Guidance Third Quarter 2004 28 Assumptions Stable interest rates Improving economic environment Security gains of $250,000 No loss/income from equity method investments, trading activities, or property gains

Guidance Third Quarter 2004 29 Balance Sheet Change from Second Quarter 2004 Loans and loans held for sale growth 3% Investment securities flat Deposit growth 2% Other borrowings flat

Guidance Third Quarter 2004 30 Income Statement Change from Second Quarter 2004 Net interest income growth 4% Noninterest income growth 4% Noninterest expense flat Net income of $0.35-$0.39 per share

Guidance Annual 2004 31 Assumptions Stable interest rates Improving economic environment Security gains of $1,000,000 No additional loss/income from equity method investments, trading activities, or property gains

Guidance Annual 2004 32 Balance Sheet Change from 2003 Loans and loans held for sale growth 9% Investment securities flat Deposit growth 10% Other borrowings flat

Guidance Annual 2004 33 Income Statement Change from 2003 Net interest income growth 14% Noninterest income decrease 6% Noninterest expense decrease 12% Net income of $1.38-$1.42 per share

NASDAQ: FCTR 34